Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-65255, 333-00949, 333-03983,
333-82751, 333-37262, 333-70856 and 333-88510) and on Form S-3 (Nos. 333-100299,
333-74840, 333-52933 and 33-52297) of Terex Corporation of our report dated July 10, 2002 relating to the consolidated financial statements of Genie Holdings, Inc. and Subsidiaries as of December 31, 2001 which appears in Amendment No. 1 to the Current Report on Form 8-K of Terex Corporation dated September13, 2002.



PricewaterhouseCoopers LLP




Seattle, Washington
November 25, 2002